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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the reference and inclusion of our name and the incorporation by reference of our name and our reserves report estimates, as of December 31, 2006, in the Annual Report on Form 10-K of Venoco, Inc. and also to the reference to our company under the heading "Experts" in this Form S-4 Registration Statement and the related prospectus that is a part thereof to be filed with the U.S. Securities and Exchange Commission on or about December 7, 2009.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (Scott) Rees III C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas
December 7, 2009

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CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS